EX-99.b
                                                         Form 10-K for 1993
                                                            File No. 1-8610



                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                    _____________

                                      FORM 11-K
                                    ANNUAL REPORT
                                    _____________


                           Pursuant to Section 15(d) of the
                           Securities Exchange Act of 1934


                     For the fiscal year ended December 31, 1993


                            Commission File Number 1-8610


                                    _____________

                            SOUTHWESTERN BELL CORPORATION
                  SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                                    _____________



                            SOUTHWESTERN BELL CORPORATION

                      175 E. Houston, San Antonio, Texas  78205

          Financial Statements and Exhibits.

          (a)  Financial Statements of the Plan included herein:
                                                                       Page


               Report of Independent Auditors . . . . . . . . . . . . .  3

               Statement of Net Assets Available for Plan Benefits at
               December 31, 1993  . . . . . . . . . . . . . . . . . . .  4

               Statement of Net Assets Available for Plan Benefits at
               December 31, 1992  . . . . . . . . . . . . . . . . . . .  6

               Statement of Changes in Net Assets Available for Plan
               Benefits for the Year Ended December 31, 1993  . . . . .  8

               Statement of Changes in Net Assets Available for Plan
               Benefits for the Year Ended December 31, 1992  . . . .   10

               Statement of Changes in Net Assets Available for Plan
               Benefits for the Year Ended December 31, 1991  . . . .   12

               Notes to Financial Statements  . . . . . . . . . . . .   14

               Schedule of Investments  . . . . . . . . . . . . . . .   19

          (b)  Exhibits:

               Exhibit
               Number

                23.b          Consent of Ernst & Young

                            REPORT OF INDEPENDENT AUDITORS




          Benefit Plan Committee of the
          Southwestern Bell Corporation
          Savings and Security Plan (Non-Salaried Employees)


          We have audited the accompanying statements of net assets available for plan benefits of the Southwestern Bell Corporation Savings and Security Plan (Non-Salaried Employees) (the Plan) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. Our audit also included the schedule of investments listed in the Index. These financial statements and schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for each of the three years in the period ended
          December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related schedule of investments, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                     ERNST & YOUNG

          San Antonio, Texas
          May 25, 1994

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1993
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 ASSETS
 Investments at value
  (cost $605,560):
 SBC common shares:
    allocated                            $  140,390   $        -   $        -   $        -   $        -   $        -   $  140,390
    unallocated                             192,472            -            -            -            -            -      192,472
    other                                         -      348,220            -            -            -       35,047      383,267
 Wells Fargo Bank Bond
   Index Fund                                     -            -        1,365            -            -            -        1,365
 Contracts with insurance
   companies and financial
   institutions                                   -            -            -            -      127,053            -      127,053
 Wells Fargo Commingled
   Index Fund                                     -            -            -       12,234            -            -       12,234
 Temporary cash investments                   5,659        7,367           98          271       23,391          253       37,039
     Total Investments                      338,521      355,587        1,463       12,505      150,444       35,300      893,820

 Shares distributable at value:
    SBC common shares                             -          585            -            -            -            -          585
    SBC allocated common shares                 107            -            -            -            -            -          107
     Total Shares Distributable                 107          585            -            -            -            -          692

 Contributions receivable:
    Participant                                   -          670           17           85          427            -        1,199
    Employer                                    476            -            -            -            -            -          476
     Total Contributions Receivable             476          670           17           85          427            -        1,675

                                                                      (Continued)

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1993
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Dividends and interest receivable               15          181            2           12           65           14          289
 Loans receivable from participants               -       25,772          318        1,860       10,716            -       38,666
 Transfers receivable from other
   funds and plans                                -       36,648           34            -            -            -       36,682
 Other                                          144           11            -            1            5            -          161
     Total Assets                           339,263      419,454        1,834       14,463      161,657       35,314      971,985

 LIABILITIES
 Distributions payable                          393        2,376            3           41        1,699           93        4,605
 Transfers payable to other
   funds and plans                                -            -            -           12        1,437       35,220       36,669
 Payable for investments purchased                -        1,083            -            -            3            -        1,086
 Administrative expenses                         38            9            1            2            8            1           59
 Interest payable                             6,260            -            -            -            -            -        6,260
 Current portion of long-term debt           18,576            -            -            -            -            -       18,576
 Long-term debt                             127,066            -            -            -            -            -      127,066
     Total Liabilities                      152,333        3,468            4           55        3,147       35,314      194,321

 Net Assets Available for Plan
   Benefits                              $  186,930   $  415,986   $    1,830   $   14,408   $  158,510   $        -   $  777,664




 See Notes to Financial Statements.

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1992
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 ASSETS
 Investments at value
  (cost $549,469):
 SBC common shares:
    allocated                            $   96,923   $        -   $        -   $        -   $        -   $        -   $   96,923
    unallocated                             197,412            -            -            -            -            -      197,412
    other                                         -      289,559            -            -            -        4,865      294,424
 Wells Fargo Bank Bond
   Index Fund                                     -            -          741            -            -            -          741
 Other marketable equity
   securities                                     -            -            -            -            -       33,931       33,931
 Contracts with insurance
   companies and financial
   institutions                                   -            -            -            -      136,633            -      136,633
 Wells Fargo Commingled
   Index Fund                                     -            -            -        8,614            -            -        8,614
 Temporary cash investments                   5,563        5,428           31           61       12,647        1,107       24,837
     Total Investments                      299,898      294,987          772        8,675      149,280       39,903      793,515

 Shares distributable at value:
    SBC common shares                             -          753            -            -            -           24          777
    SBC allocated common shares                 106            -            -            -            -            -          106
    Other marketable equity securities            -            -            -            -            -          165          165
     Total Shares Distributable                 106          753            -            -            -          189        1,048



                                                                      (Continued)

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1992
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Contributions receivable:
    Participant                                   -          570           14           85          560            -        1,229
    Employer                                  5,117            -            -            -            -            -        5,117
     Total Contributions Receivable           5,117          570           14           85          560            -        6,346

 Dividends and interest receivable               45          129            5           28           68          226          501
 Loans receivable from participants               -       17,018           57        1,362        9,927            -       28,364
 Transfers receivable from other
   funds and plans                                -          640            -            -            -            -          640
     Total Assets                           305,166      314,097          848       10,150      159,835       40,318      830,414

 LIABILITIES
 Distributions payable                          321        2,345            1           27        1,446          473        4,613
 Transfers payable to other
   funds and plans                                -            -            -          107          205          327          639
 Payable for investments purchased                -            -            5           18            -            -           23
 Interest payable                             7,050            -            -            -            -            -        7,050
 Current portion of long-term debt           17,271            -            -            -            -            -       17,271
 Long-term debt                             145,642            -            -            -            -            -      145,642
     Total Liabilities                      170,284        2,345            6          152        1,651          800      175,238

 Net Assets Available for Plan
   Benefits                              $  134,882   $  311,752   $      842   $    9,998   $  158,184   $   39,518   $  655,176

 See Notes to Financial Statements.

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1993
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 Net Assets Available for Plan
   Benefits, December 31, 1992           $  134,882   $  311,752   $      842   $    9,998   $  158,184   $   39,518   $  655,176

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions                    -       24,360          577        3,315       19,162            -       47,414
     Employer contributions                  20,363            -            -            -            -            -       20,363
     Transfers of participants'
       balances - net                             -       52,290          382          423      (15,341)     (38,008)        (254)
   Loan transfers                            17,271            -            -            -            -            -       17,271
                                             37,634       76,650          959        3,738        3,821      (38,008)      84,794

 Investment income:
   Dividends on SBC common shares            12,015       12,075            -            -            -          136       24,226
   Other dividends                                -            -            -          289            -        1,273        1,562
   Interest                                     102          204           74            -       10,298           37       10,715
   Transfer of interest and dividends             -        1,439            -            -            -       (1,439)           -
                                             12,117       13,718           74          289       10,298            7       36,503

 Interest income on participant loans             -        1,669           17          113          727            -        2,526

 Net appreciation (depreciation) in
   fair value of investments                 36,564       36,260           26          667            -        3,746       77,263
      Total Additions                        86,315      128,297        1,076        4,807       14,846      (34,255)     201,086



                                                                      (Continued)

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1993
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Deductions from Net Assets:
   Adminstative expenses                        134           85            5            8           57           14          303
   Interest expense                          12,884            -            -            -            -            -       12,884
   Loan payment - principal                  17,271            -            -            -            -            -       17,271
   Distributions to participants              3,978       23,978           83          389       14,463        5,249       48,140
     Total Deductions                        34,267       24,063           88          397       14,520        5,263       78,598

 Net Assets Available for Plan
   Benefits, December 31, 1993           $  186,930   $  415,986   $    1,830   $   14,408   $  158,510   $        -   $  777,664















 See Notes to Financial Statements.

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1992
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 Net Assets Available for Plan
   Benefits, December 31, 1991           $   79,322   $  267,618   $      312   $    3,804   $  145,689   $   43,318   $  540,063

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions                    -       19,981          391        2,949       21,521            -       44,842
     Employer contributions                  24,702            -            -            -            -            -       24,702
     Transfers of participants'
       balances - net                             -        1,225          123        2,914       (2,848)      (1,485)         (71)
    Loan transfers                           15,418            -            -            -            -            -       15,418
                                             40,120       21,206          514        5,863       18,673       (1,485)      84,891

 Investment income:
   Dividends on SBC common shares            11,585       11,512            -            -            -          210       23,307
   Other dividends                                -            -            -          191            -        1,711        1,902
   Interest                                     158          171           38            -       11,410           36       11,813
   Transfer of interest and dividends             -        1,948            -            -            -       (1,948)           -
                                             11,743       13,631           38          191       11,410            9       37,022

 Interest income on participant loans             -        1,243           12           93          633            -        1,981

 Net appreciation (depreciation) in
   fair value of investments                 37,624       37,338            2          409            -        3,771       79,144
      Total Additions                        89,487       73,418          566        6,556       30,716        2,295      203,038



                                                                      (Continued)

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1992
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Deductions from Net Assets:
   Interest expense                          14,431            -            -            -            -            -       14,431
   Loan payment - principal                  15,418            -            -            -            -            -       15,418
   Distributions to participants              4,078       29,284           36          362       18,221        6,095       58,076
     Total Deductions                        33,927       29,284           36          362       18,221        6,095       87,925

 Net Assets Available for Plan
   Benefits, December 31, 1992           $  134,882   $  311,752   $      842   $    9,998   $  158,184   $   39,518   $  655,176
















 See Notes to Financial Statements.

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1991
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 Net Assets Available for Plan
   Benefits, December 31, 1990           $   23,904   $  216,799   $       64   $      679   $  123,556   $   45,962   $  410,964

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions                    -       19,251          209          979       22,659            -       43,098
     Employer contributions                  26,828            -            -            -            -            -       26,828
     Transfers of participants'
       balances - net                             -         (174)          13        1,881         (180)      (1,532)           8
    Loan transfers                           15,354            -            -            -            -            -       15,354
                                             42,182       19,077          222        2,860       22,479       (1,532)      85,288

 Investment income:
   Dividends on SBC common shares            11,072       10,950            -            -            -          236       22,258
   Other dividends                                -            -            -           44            -        1,918        1,962
   Interest                                     252          183           14            -       11,015           51       11,515
   Transfer of interest and dividends             -        2,197            -            -            -       (2,197)           -
                                             11,324       13,330           14           44       11,015            8       35,735

 Interest income on participant loans             -          567            4           19          298            -          888

 Net appreciation (depreciation) in
   fair value of investments                 33,680       34,525           13          258            -        1,835       70,311
      Total Additions                        87,186       67,499          253        3,181       33,792          311      192,222



                                                                      (Continued)

                                            SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                                            (NON-SALARIED EMPLOYEES)
                                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1991
                                            (Dollars in Thousands)
                                          Employee Stock                           Diversified  Interest     Diversified
                                            Ownership    Corporation   Bond        Equity       Income       Telephone
                                             Plan        Shares        Fund        Portfolio     Fund        Portfolio     Total
 (Continued)

 Deductions from Net Assets:
   Interest expense                          15,748            -            -            -            -            -       15,748
   Loan payment - principal                  15,354            -            -            -            -            -       15,354
   Distributions to participants                666       16,680            5           56       11,659        2,955       32,021
     Total Deductions                        31,768       16,680            5           56       11,659        2,955       63,123

 Net Assets Available for Plan
   Benefits, December 31, 1991           $   79,322   $  267,618   $      312   $    3,804   $  145,689   $   43,318   $  540,063
















 See Notes to Financial Statements.







                            SOUTHWESTERN BELL CORPORATION
                  SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                            NOTES TO FINANCIAL STATEMENTS
                   (Dollars in Thousands, Except per Unit Amounts)

          1. Plan Description - Southwestern Bell Corporation (Corporation or SBC) established the Southwestern Bell Corporation Savings and Security Plan (Non-Salaried Employees) (Plan) effective January 1, 1984, as a result of the disaggregation of the Bell System Savings and Security Plan (Predecessor Plan). A participant's investment in the American Telephone and Telegraph Company Shares Fund of the Predecessor Plan automatically became an investment in the Diversified Telephone Portfolio Fund (DTP).

               In 1989, the Corporation's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan
               (ESOP), which became a part of the existing Plan effective October 1, 1989. For all participating companies, the employing company matching contribution is made solely in the form of shares of the Corporation's common stock held in the ESOP. The employer matching contribution was raised to 66 2/3 percent from 50 percent effective October 1, 1989 for employees of the Corporation and Southwestern Bell Telephone Company, January 1, 1991 for employees of Southwestern Bell Yellow Pages, Inc. and July 1, 1991 for employees of Southwestern Bell Telecommunications, Inc. (Telecom). The Plan prefunded the ESOP by borrowing $165.0 million through the issuance of 8.49 percent Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is guaranteed by the Corporation. The Plan issued on February 27, 1990, an additional $45.0 million of 9.40 percent Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is also guaranteed by the Corporation. Funds borrowed by the Plan were used to purchase shares of the Corporation's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to the Corporation for any payments it makes under its guarantee of the notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the loan. As the loan is paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts over a period of up to ten years in the form of the company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. To the extent insufficient shares have been released through payments on the loan, additional employer contributions are made to the ESOP as are necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Should the amounts released through loan payments exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions. Dividends on non-Financed Shares in the ESOP are used to acquire additional shares which are allocated to participants' accounts in the ESOP.

               As of January 1, 1984, no contributions could be invested in the DTP and all earnings of the DTP were invested in SBC common shares and transferred to the Corporation Shares fund. Effective December 31, 1993, the DTP was eliminated. Participants had the option to transfer their DTP account balance to one or more funds within the Plan or receive a distribution. Balances not designated for transfer or distribution by participants were transferred to the Corporation Shares fund.

               Participants may invest their contributions in Corporation Shares, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund, or equally among selected funds. The Plan was modified effective January 1, 1991, for all participants except employees of Telecom, to permit participants to borrow funds from their vested account balances, excluding ESOP balances and earnings attributable thereto. Modifications to the Plan for Telecom employees were effective July 1, 1991.

          2. Plan Provisions - The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting, Plan expenses and Plan termination. The Plan text and Prospectus include complete descriptions of these and other Plan provisions. Certain amendments were made to the Plan effective in 1993 relating to new requirements of federal and state laws and regulations, collective bargaining agreement, and certain business acquisitions and dispositions entered into by the Corporation. These amendments did not significantly affect net assets of the Plan.

          3. Accounting Policies - The values of investments are determined as follows: SBC common shares and the other marketable equity securities comprising the DTP on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; over-the-counter securities, United States Government Treasury notes and bills and other marketable debt securities on the basis of the bid prices from published sources where available and, if not available, from other sources considered reliable; contracts with insurance companies and financial institutions at principal plus reinvested interest; Wells Fargo Commingled Index Fund and Wells Fargo Bank Bond Index Fund at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

               Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

               Certain reclassifications were made to the 1992 and 1991 financial statements to conform with the 1993 presentation.

          4.   Units of Participation - The interest of a participant in
               each type of investment in the Plan is represented by units (as described in Section 8 of the Plan), except for the ESOP which is represented by shares. The number and value of units for investments in the Plan (other than shares in the
               ESOP) were:
                                  December 31, 1993         December 31, 1992

                                 Number of  Value of       Number of     Value
                                   Units      Units          Units        of
                                                                         Units

               Corporation
               Shares           57,094,829    $ 7.29        49,795,151   $ 6.26

               Bond Fund         1,315,534    $ 1.39           667,467   $ 1.26

               Diversified
               Equity
               Portfolio         9,234,365    $ 1.56         7,038,162   $ 1.42

               Interest Income
               Fund             37,034,471    $ 4.28        39,616,233   $ 3.99

               Diversified
               Telephone
               Portfolio                 -         -         8,023,405   $ 4.93

          5. Participants - The number of active and inactive participants in the Plan by investment direction described in Section 7 of the Plan was:

                                                          December 31,
                                                       1993          1992

                Entirely in Corporation Shares        11,859        10,046

                Entirely in Bond Fund                     42            33

                Entirely in Diversified Equity
                Portfolio                                646           736

                Entirely in Interest Income Fund      11,116        13,924

                Equally in Corporation Shares and
                Bond Fund                                214           122

                Equally in Corporation Shares and
                Diversified Equity Portfolio           1,260           925

                Equally in Corporation Shares and
                Interest Income Fund                   6,255         6,807

                Equally in Bond Fund and Diversified
                Equity Portfolio                         203           181

                Equally in Diversified Equity
                Portfolio and Interest Income Fund       343           345

                Equally in Corporation Shares, Bond
                Fund and Diversified Equity
                Portfolio                                327           220

                Equally in Corporation Shares,
                Diversified Equity Portfolio and
                Interest Income Fund                     549           399

                  Total                               32,814        33,738


          6. Income Taxes - The Internal Revenue Service has previously determined that the Plan, as amended, is qualified under Section 401(a) of the Internal Revenue Code (Code) and is exempt from federal income taxes under Section 501(a) of the Code. Participating employee (participant) contributions may be made on either an after tax or, within limits set under Section 401(k) of the Code, a deferred tax basis or a combination of both. Employer matching contributions and earnings on participant accounts are not taxed until distributed.

               Withdrawals and distributions from participant accounts are subject to the provisions and restrictions of the Code. These provisions include, but are not limited to: a restriction on the distribution of deferred tax allotments until the participant's separation from service, disability, death, attaining age 59 1/2 or on account of hardship; the taxable amount of any distribution or withdrawal prior to attaining age 59 1/2 may be subject to a 10 percent penalty tax; also certain large distributions, in excess of dollar limitations specified in the Code, may be subject to a 15 percent penalty tax; a participant's tax upon distribution may be reduced by special tax treatment or rollover to an Individual Retirement Account; and, Plan loans are available to participants without tax consequences so long as the loans are repaid in accordance with Code provisions.

          7.   Investments - The fair values of investments
               representing 5 percent or more of Plan net assets at either December 31, 1993 or 1992 were:
                                                       1993         1992

                Employee Stock Ownership Plan

                SBC common shares:

                   unallocated                     $  192,472   $  197,412
                   allocated                       $  140,390   $   96,923

                Corporation Shares

                SBC common shares                  $  348,220   $  289,559

                Interest Income Fund

                Contracts with insurance
                companies and
                  financial institutions:

                    John Hancock                   $   60,318            -

                    Metropolitan Life Insurance
                     Company                       $   18,936   $   55,111

                    Pacific Mutual                 $   19,648   $   34,314




          8. Long-Term Debt - Long-term debt consists of the 8.49 percent and 9.40 percent Guaranteed Non-Salaried Employees' ESOP Notes due 2000 issued in connection with the ESOP. Effective January 1, 1993, the interest rate on the 8.49 percent notes was reduced to 8.41 percent as a result of a change in the federal tax rate. The notes are guaranteed by the Corporation. Dividends on the Financed Shares and cash contributions from the Corporation are used to repay the notes.

               The aggregate principal amount of long-term debt scheduled for repayment in each of the five years subsequent to 1993 is $18,576 in 1994, $19,741 in 1995,
               $21,174 in 1996, $22,281 in 1997 and $23,469 in 1998.

    SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS AND SECURITY PLAN
                     (NON-SALARIED EMPLOYEES)
                     SCHEDULE OF INVESTMENTS
                        DECEMBER 31, 1993
                      (Dollars in Thousands)
                                          Number of Shares or                  Fair
Name of Issuer or Title of Issue (a)       Principal Amount (b)   Cost        Value
Employee Stock Ownership Plan
  SBC common shares:
    unallocated                      103.0% 4,637,870 shares $  128,456 $   192,472
    allocated                         75.1% 3,383,816 shares     95,930     140,390
  Temporary cash investments           3.0%     5,659             5,659       5,659
    Total Employee Stock
     Ownership Plan                  181.1%                     230,045     338,521

Corporation Shares
  SBC common shares                   83.7% 8,391,016 shares    172,348     348,220
  Temporary cash investments           1.8%     7,367             7,367       7,367
    Total Corporation Shares          85.5%                     179,715     355,587

Bond Fund
  Wells Fargo Bank Bond Index Fund    74.6%    12,696 units       1,326       1,365
  Temporary cash investments           5.3%        98                98          98
    Total Bond Fund                   79.9%                       1,424       1,463

Diversified Equity Portfolio
  Wells Fargo Commingled Index Fund   84.9%   118,814 units      10,909      12,234
  Temporary cash investments           1.9%       271               271         271
    Total Diversified Equity
     Portfolio                        86.8%                      11,180      12,505

Interest Income Fund
  Contracts with insurance companies and
    financial institutions: (c)
    Connecticut General Life Insurance
      Company                                   2,111             2,111       2,111
    John Hancock                               60,318            60,318      60,318
    Metropolitan Life Insurance Company        18,936            18,936      18,936
    Pacific Mutual                             19,648            19,648      19,648
    Provident National Life Insurance
      Company                                  12,484            12,484      12,484
    The Prudential Insurance Company
      of America                               13,556            13,556      13,556
                                      80.1%                     127,053     127,053
  Temporary cash investments          14.8%    23,391            23,391      23,391
    Total Interest Income Fund        94.9%                     150,444     150,444

Diversified Telephone Portfolio
  SBC common shares                     NA    844,504 shares     32,499      35,047
  Temporary cash investments            NA        253               253         253
    Total Diversified Telephone
     Portfolio                          NA                       32,752      35,300

    TOTAL                                                    $  605,560 $   893,820



          (a) Percentages represent the percentage of net assets available for plan benefits for each applicable fund.

          (b) SBC common shares reflect two-for-one stock split effective May 25, 1993.

          (c) The contracts with these insurance companies and financial institutions provide for the repayment of principal and the crediting of interest at a composite effective semi-annual interest rate for the first and second six-month periods of 1993 of approximately 7.25 percent and 6.65 percent, respectively. This composite interest rate is subject to semi-annual adjustment. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate.

                                    SIGNATURES


                    Pursuant to the requirements of the Securities
               Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                     SOUTHWESTERN BELL CORPORATION
                                     SAVINGS AND SECURITY PLAN
                                     (NON-SALARIED EMPLOYEES)

                                     By Benefit Plan Committee





                                     By   /s/ Cassandra Carr
                                         Cassandra Carr, Chairman

          Date:  May 26, 1994